EXHIBIT 1.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Sponsor and Trustee of
  The Merrill Lynch Fund of Stripped ("Zero")
  U.S. Treasury Securities, Series G, H, J, K and L


     We consent to the use in this Post-Effective Amendment No. 24 to Registration Statement Numbers: 33-34403, 33-39606, 33-49519, 33-53085 and
333-76661 on Form S-6 of our opinion dated March 18, 2008, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting Firm" in such Prospectus.



DELOITTE & TOUCHE LLP

New York, New York
April 28, 2009



















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